Argent Balance:

4,430 records

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Mortgage Loans Summary
Current Balance: $1,021,153,965.56 Number of Loans: 4,430 Average Current Balance: $230,508.80
Interest Only Loans: 22.60% Fixed Rate Loans: 14.74% Adjustable Rate Loans: 85.26% WA Coupon: 8.347% WA Margin: 5.892%
WA Max Rate: 14.336% WA Initial Cap: 2.000% WA Periodic Cap: 1.000% WA Original LTV: 83.0362% WA Combined LTV: 89.7851% WA Original Term: 360
WA Remaining Term: 358 WA FICO: 616 WA DTI: 40.85% Owner Occupied: 92.29%
% of loans with Prepayment Penalty: 62.95% First Lien Percentage: 98.86%
Second Lien Percentage: 1.14% Silent second %: 35.92% Balloon %: 0.00% WA CLTV of Silent seconds: 99.66 % Non Full Doc: 47.62
Top 5 States: CA(33.57%),FL(12.21%),IL(7.53%),NY(5.85%),NJ(4.83%) % Conforming: 74.83%

Number Of Principal balance at Origination Loans			Aggregate Original Principal Balance	% Loans by Original Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon By	% of Owner Occupied Balance
1 - 25,000		17	$398,744.00	0.04%	632	100.00%	11.136%	100.00%
25,001 - 50,000		129	5,072,900.00	0.50	632	95.49	11.038	100.00
50,001 - 75,000		344	21,680,489.00	2.12	595	84.01	9.749	71.78
75,001 - 100,000		345	30,084,954.00	2.94	594	85.52	9.485	82.57
100,001	- 125,000	377	42,483,905.00	4.16	593	84.54	9.083	89.08
125,001	- 150,000	357	49,342,647.00	4.83	596	82.82	8.839	89.33
150,001	- 175,000	391	63,303,762.00	6.19	607	82.22	8.557	90.51
175,001	- 200,000	350	65,814,702.00	6.44	603	81.79	8.456	93.41
200,001	- 250,000	542	121,616,294.00	11.90	606	83.29	8.432	91.39
250,001	- 300,000	411	113,351,546.00	11.09	613	82.71	8.231	93.91
300,001	- 400,000	575	199,905,326.00	19.56	625	83.58	8.100	92.23
400,001	- 500,000	326	147,087,325.00	14.39	627	82.33	8.078	92.77
500,001	- 600,000	167	91,421,759.00	8.95	634	82.83	7.944	97.63
600,001	- 700,000	65	41,748,736.00	4.09	639	83.28	8.064	98.48
700,001	>=	34	28,577,559.00	2.80	630	80.35	7.841	97.17
Total: 4,430			$1,021,890,648.00	100.00%	616	83.04%	8.347%	92.29%
Minimum Original Balance: 20,000.00 Maximum Original Balance: 1,180,000.00 Average Original Balance: 230,675.09

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an ofer to sell or a solicitation of an offer to buy these securities in any state where such ofer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 1 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Remaining Principal Balance		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 25,000		18	$423,413.45	0.04%	634	99.91%	11.122%	100.00%
25,001 - 50,000		128	5,043,832.77	0.49	632	95.48	11.039	100.00
50,001 - 75,000		344	21,658,489.31	2.12	595	84.01	9.749	71.78
75,001 - 100,000		345	30,055,048.12	2.94	594	85.52	9.485	82.57
100,001 - 125,000		379	42,693,403.00	4.18	593	84.55	9.085	88.85
125,001 - 150,000		355	49,045,941.33	4.80	595	82.81	8.836	89.53
150,001 - 175,000		391	63,245,465.39	6.19	607	82.22	8.557	90.51
175,001 - 200,000		350	65,765,068.98	6.44	603	81.79	8.456	93.41
200,001 - 250,000		542	121,524,386.64	11.90	606	83.29	8.432	91.39
250,001 - 300,000		411	113,269,222.47	11.09	613	82.71	8.231	93.91
300,001 - 400,000		575	199,771,224.58	19.56	625	83.58	8.100	92.23
400,001 - 500,000		326	146,997,518.39	14.40	627	82.33	8.078	92.77
500,001 - 600,000		167	91,377,811.41	8.95	634	82.83	7.944	97.63
600,001 - 700,000		65	41,731,170.36	4.09	639	83.28	8.064	98.48
700,001 >=		34	28,551,969.36	2.80	630	80.35	7.841	97.17
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum Remaining Balance:	19,979.75
Maximum Remaining Balance:	1,179,123.23
Average Remaining Balance: 230,508.80

Fico Scores		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1 - 500		8	$1,649,124.29	0.16%	500	70.29%	8.912%	100.00%
501 - 525		359	65,912,036.46	6.45	513	78.28	9.131	99.16
526 - 550		436	88,780,278.95	8.69	538	79.53	8.845	97.47
551 - 575		473	93,332,788.81	9.14	562	82.67	8.690	97.46
576 - 600		447	92,933,345.67	9.10	589	82.47	8.507	95.01
601 - 625		870	194,993,321.18	19.10	613	84.53	8.197	94.90
626 - 650		839	210,320,721.77	20.60	638	83.87	8.085	91.63
651 - 675		537	144,157,002.17	14.12	660	83.95	8.126	90.82
676 - 700		263	76,285,055.60	7.47	687	83.94	8.183	83.22
701 - 725		120	30,989,177.27	3.03	712	86.42	8.125	74.89
726 - 750		42	11,621,888.33	1.14	739	85.62	8.242	71.84
751 - 775		27	7,427,323.60	0.73	760	80.78	7.935	47.29
776 - 800		9	2,751,901.46	0.27	791	64.41	7.078	87.74
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum FICO: 500 Maximum FICO: 797 WA FICO: 616 nzwa FICO: 616

Original Term		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
121 - 180		10	$1,270,017.03	0.12%	589	73.05%	8.738%	100.00%
181 - 240		15	1,684,760.38	0.16	612	73.82	8.371	86.68
301 - 360		4,405	1,018,199,188.15	99.71	616	83.06	8.347	92.29
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum Original Term: 180 Maximum Original Term: 360 WA Original Term: 360

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are no applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 2 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Remaining Term	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 180	10	$1,270,017.03	0.12%	589	73.05%	8.738%	100.00%
181 - 348	15	1,684,760.38	0.16	612	73.82	8.371	86.68
349 - 360	4,405	1,018,199,188.15	99.71	616	83.06	8.347	92.29
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum Remaining Term: 176 Maximum Remaining Term: 359 WA Remaining Term: 358

Property Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Single Family	3,186	$716,466,252.09	70.16%	611	82.79%	8.336%	93.94%
PUD	536	129,810,952.37	12.71	615	83.86	8.302	94.69
Two to Four Family	312	91,124,819.76	8.92	643	82.82	8.494	79.21
Condominium	396	83,751,941.34	8.20	637	84.07	8.360	88.73
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Occupancy Status	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Owner Occupied	3,985	$942,465,671.57	92.29%	613	82.61%	8.276%	100.00%
Investor Owned	425	74,792,139.88	7.32	658	88.23	9.244	0.00
Second Home	20	3,896,154.11	0.38	643	86.28	8.420	0.00
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Loan Purpose	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Refinance - Cash Out	2,245	$506,282,069.04	49.58%	596	82.20%	8.420%	93.77%
Purchase	1,964	467,011,123.41	45.73	638	84.11	8.285	90.29
Refinance - Rate/Term	221	47,860,773.11	4.69	619	81.48	8.191	96.24
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Original Loan to Value Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00	89	$16,052,457.78	1.57%	600	41.48%	7.840%	99.08%
50.01 - 60.00	93	18,424,681.85	1.80	603	55.29	7.670	99.55
60.01 - 70.00	128	28,491,064.59	2.79	564	66.61	8.611	95.05
70.01 - 80.00	1,818	480,408,111.22	47.05	621	79.27	8.011	97.90
80.01 - 90.00	1,532	340,098,854.78	33.31	608	88.12	8.580	83.41
90.01 - 100.00	770	137,678,795.34	13.48	636	95.58	9.043	92.34
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum Loan-to-Value Ratio: 10.99 Maximum Loan-to-Value Ratio: 100.00 WA Loan-to-Value Ratio By Original Balance: 83.04

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 3 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Combined Loan To Value		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
<= 50.00		88	$15,952,606.39	1.56%	599	41.43%	7.841%	99.08%
50.01	- 60.00	91	18,185,160.70	1.78	604	55.30	7.656	99.55
60.01	- 70.00	126	28,260,929.09	2.77	562	66.58	8.622	95.82
70.01	- 75.00	199	47,324,972.57	4.63	553	74.31	8.564	96.90
75.01	- 80.00	495	109,031,934.42	10.68	573	79.37	8.382	92.84
80.01	- 85.00	378	93,736,554.27	9.18	596	84.31	8.272	92.77
85.01	- 90.00	943	212,619,312.07	20.82	616	89.67	8.630	79.15
90.01	- 95.00	501	114,146,310.05	11.18	633	94.22	8.703	90.95
95.01	- 100.00	1,609	381,896,186.00	37.40	642	82.09	8.099	98.28
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Min CLTV: 10.99% Max CLTV: 100.00% WA CLTV: 89.79%

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 4 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Geographic Distribution By Balance		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
California		932	$342,754,957.78	33.57%	631	81.20%	8.022%	95.80%
Florida		565	124,634,840.40	12.21	616	82.12	8.300	91.23
Illinois		393	76,901,299.19	7.53	608	85.29	8.720	88.12
New York		169	59,723,764.28	5.85	624	80.93	8.060	93.95
New Jersey		177	49,300,494.40	4.83	608	82.62	8.419	89.81
Arizona		227	46,013,574.98	4.51	612	83.69	8.475	89.73
Maryland		180	42,303,982.48	4.14	599	81.55	8.022	95.76
Texas		236	29,445,644.06	2.88	591	86.65	9.223	90.42
Nevada		78	19,446,555.18	1.90	624	84.47	8.345	91.93
Pennsylvania		114	16,902,871.49	1.66	590	85.53	8.754	90.12
Washington		68	15,993,198.06	1.57	610	83.19	8.358	92.05
Massachusetts		58	14,564,300.79	1.43	609	84.55	8.543	98.38
Minnesota		74	14,257,453.17	1.40	617	84.71	8.324	95.07
Colorado		78	13,992,137.22	1.37	612	86.51	8.236	91.24
Michigan		127	13,381,343.98	1.31	585	87.60	9.281	92.46
Missouri		117	13,368,311.05	1.31	584	86.81	9.368	83.26
Hawaii		31	12,624,803.59	1.24	636	81.43	7.601	100.00
Utah		69	12,426,703.93	1.22	636	85.11	8.736	75.67
Wisconsin		83	11,863,287.19	1.16	595	87.61	9.443	87.61
Connecticut		45	11,203,810.40	1.10	614	82.31	8.170	98.66
Louisiana		81	10,486,570.08	1.03	610	86.09	8.704	87.32
Ohio		92	10,228,414.66	1.00	590	87.68	8.826	82.05
Rhode Island		30	7,357,592.50	0.72	604	85.02	8.603	85.95
Indiana		66	6,641,703.68	0.65	609	89.01	9.129	69.78
Oregon		27	5,441,157.35	0.53	633	85.51	8.584	67.37
North Carolina		42	5,421,198.26	0.53	588	88.04	9.114	92.86
Oklahoma		39	3,710,564.20	0.36	607	87.77	9.155	81.51
Tennessee		27	3,551,981.73	0.35	590	89.98	9.048	84.16
South Carolina		24	3,517,275.97	0.34	623	88.22	9.086	78.09
New Mexico		23	3,215,586.75	0.31	587	87.89	9.066	98.14
Alabama		26	3,029,247.92	0.30	592	86.29	9.143	88.32
Kentucky		22	2,629,967.76	0.26	563	85.68	9.237	92.58
Georgia		12	2,238,545.79	0.22	564	83.29	9.008	100.00
Kansas		14	1,659,476.02	0.16	599	89.18	9.238	92.96
Nebraska		16	1,618,607.30	0.16	580	86.70	9.067	88.84
Iowa		18	1,615,602.16	0.16	595	86.55	9.815	95.78
New Hampshire		6	1,493,787.80	0.15	598	83.69	8.618	100.00
Delaware		7	1,487,692.43	0.15	594	86.53	7.928	100.00
Wyoming		8	1,104,261.57	0.11	607	90.96	8.381	100.00
Mississippi		8	797,763.36	0.08	618	85.49	8.718	87.50
Idaho		5	685,802.90	0.07	629	83.49	8.065	100.00
Arkansas		6	665,896.93	0.07	619	87.54	9.778	66.43
South Dakota		6	609,792.06	0.06	589	82.04	8.868	100.00
North Dakota		2	354,948.07	0.03	644	86.92	7.291	100.00
Maine		1	247,447.13	0.02	586	90.00	9.000	100.00
Alaska		1	239,747.56	0.02	557	78.05	9.200	100.00
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Total Number Of Stated Represented::	46
Washington DC (# of loans from DC):	0

Documentation		Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
Full Documentation		2,576	$534,832,900.39	52.38%	600	82.37%	8.136%	94.95%
Stated Income		1,438	375,244,453.05	36.75	642	84.18	8.699	87.35
Limited Documentation		416	111,076,612.12	10.88	608	82.36	8.179	96.22
Total:		4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an ofer to sell or a solicitation of an offer to buy these securities in any state where such ofer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 5 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Mortgage Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
5.501 - 6.000	9	$3,857,457.02	0.38%	713	58.22%	5.931%	100.00%
6.001 - 6.500	29	9,110,171.31	0.89	655	80.31	6.347	100.00
6.501 - 7.000	220	71,177,997.81	6.97	637	79.59	6.857	99.89
7.001 - 7.500	518	158,382,908.33	15.51	632	81.05	7.314	98.90
7.501 - 8.000	843	234,592,871.96	22.97	626	81.42	7.811	95.89
8.001 - 8.500	654	161,745,680.18	15.84	618	82.64	8.283	94.39
8.501 - 9.000	684	151,305,827.23	14.82	605	84.54	8.801	88.48
9.001 - 9.500	447	86,131,047.56	8.43	591	85.50	9.270	84.95
9.501 - 10.000	409	70,557,163.26	6.91	592	86.10	9.779	82.94
10.001 - 10.500	202	31,033,563.87	3.04	587	88.13	10.262	79.30
10.501 - 11.000	168	22,122,214.71	2.17	603	89.55	10.739	69.33
11.001 - 11.500	84	8,159,806.17	0.80	585	88.03	11.260	78.04
11.501 - 12.000	86	7,041,631.54	0.69	608	91.80	11.762	93.75
12.001 - 12.500	55	3,986,258.43	0.39	605	93.77	12.303	92.51
12.501 - 13.000	20	1,785,342.18	0.17	620	92.13	12.708	100.00
13.001 - 13.500	2	164,024.00	0.02	625	99.96	13.119	100.00
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum Rate: 5.750 Maximum Rate: 13.500 WA Rate: 8.347

Maximum Rate	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
11.501 - 12.000	3	$1,286,071.06	0.15%	620	80.00%	5.808%	100.00%
12.001 - 12.500	22	6,372,786.56	0.73	636	81.29	6.341	100.00
12.501 - 13.000	168	56,814,636.52	6.53	637	80.51	6.857	99.87
13.001 - 13.500	424	133,887,908.06	15.38	633	81.33	7.314	98.76
13.501 - 14.000	690	202,171,748.09	23.22	628	81.57	7.815	95.87
14.001 - 14.500	534	141,567,703.62	16.26	621	82.86	8.285	94.18
14.501 - 15.000	583	135,819,973.37	15.60	606	84.57	8.800	88.50
15.001 - 15.500	370	76,076,225.51	8.74	593	85.64	9.269	84.42
15.501 - 16.000	327	62,886,164.05	7.22	593	86.09	9.779	81.94
16.001 - 16.500	154	26,283,444.72	3.02	586	87.89	10.254	77.96
16.501 - 17.000	116	17,478,119.92	2.01	601	88.88	10.734	67.85
17.001 - 17.500	37	5,283,056.81	0.61	569	84.11	11.219	68.68
17.501 - 18.000	18	3,049,197.91	0.35	578	82.75	11.719	90.48
18.001 - 18.500	8	1,258,302.00	0.14	558	81.04	12.310	83.20
18.501 - 19.000	2	426,396.34	0.05	543	67.03	12.621	100.00
Total:	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Minimum Maximum Rate: 11.750 Maximum Maximum Rate: 18.650
WA Maximum Rate: 14.336

Gross Margin	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
4.001 - 4.500	295	$63,531,373.73	7.30%	606	85.51%	8.711%	89.40%
5.501 - 6.000	3,157	806,327,200.04	92.61	618	82.99	8.306	92.06
7.001 - 7.500	4	803,160.77	0.09	600	81.16	8.269	100.00
Total:	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Minimum Gross Margin: 4.500 Maximum Gross Margin: 7.125 WA Gross Margin: 5.892

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an ofer to sell or a solicitation of an offer to buy these securities in any state where such ofer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 6 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

INITIAL RATE ADJUSTMENT CAP	Number Of	Aggregate Remaining	% Loans by Remaining	Weighted Average	Weighted Average	Weighted Average	% of Owner Occupied
(ARMs ONLY)	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	By Balance
2.000	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Total:	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Min Initial Cap: 2.000% Max Initial Cap: 2.000% WA Initial Cap: 2.000%

PERIODIC RATE ADJUSTMENT CAP	Number Of	Aggregate Remaining	% Loans by Remaining	Weighted Average	Weighted Average	Weighted Average	% of Owner Occupied
(ARMs ONLY)	Loans	Principal Balance	Principal Balance	FICO	LTV	Coupon	By Balance
1.000	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Total:	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%
Min PERCAP: 1.000% Max PERCAP: 1.000% WA PERCAP: 1.000%

Next Rate Adjustment Date	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
2008-04	2	$405,748.37	0.05%	609	93.56%	8.432%	100.00%
2008-05	3	1,179,771.36	0.14	577	78.24	8.436	100.00
2008-06	40	8,687,858.03	1.00	619	82.62	8.568	82.40
2008-07	47	13,248,445.39	1.52	608	81.99	8.241	91.06
2008-08	28	9,240,085.20	1.06	614	88.11	8.364	94.92
2008-09	2,019	525,939,987.01	60.41	620	82.72	8.273	93.31
2008-10	345	82,837,643.15	9.51	622	83.13	8.435	91.11
2009-04	1	170,697.18	0.02	591	90.00	8.500	100.00
2009-06	15	3,774,007.02	0.43	586	88.46	8.627	77.97
2009-07	15	3,587,918.56	0.41	595	86.77	8.736	96.75
2009-08	17	5,068,587.58	0.58	598	90.17	8.147	93.76
2009-09	759	177,346,264.47	20.37	610	84.15	8.443	88.36
2009-10	165	39,174,721.22	4.50	602	82.39	8.417	92.07
Total:	3,456	$870,661,734.54	100.00%	617	83.17%	8.336%	91.88%

Number Of		Aggregate Remaining	% Loans by Remaining	Weighted Average	Weighted Average	Weighted Average	% of Owner Occupied
Original Number of Months to Expiration Of Prepayment Penalty Term Loans		Principal Balance	Principal Balance	FICO	LTV	Coupon	By Balance
0	1,761	$378,375,152.55	37.05%	615	83.99%	8.682%	90.55%
12	242	75,315,056.37	7.38	629	82.52	8.331	89.41
24	1,792	444,887,913.27	43.57	616	82.61	8.127	94.70
36	635	122,575,843.37	12.00	616	81.95	8.124	90.71
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an ofer to sell or a solicitation of an offer to buy these securities in any state where such ofer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 7 of 8 New York, New York 10010

www.credit_suisse.com

Credit Suisse

Balance: 1,021,153,966

Asset-Backed Securities ABSC AMQ 2006-HE7

Loan Type	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
ARM - 2/18	1	$51,821.73	0.01%	602	80.00%	7.950%	100.00%
ARM - 2/28	1,239	248,053,092.47	24.29	599	82.95	8.826	86.61
ARM - 2/28 - 40Yr Dual	722	207,653,238.18	20.34	622	82.96	8.192	94.02
ARM - 2/28 - 5Yr IO	522	185,781,386.13	18.19	646	82.54	7.715	99.94
ARM - 3/17	1	319,516.29	0.03	652	80.00	8.925	100.00
ARM - 3/27	571	117,952,483.79	11.55	594	83.40	8.761	83.13
ARM - 3/27 - 40Yr Dual	285	76,033,590.82	7.45	614	84.58	8.329	93.83
ARM - 3/27 - 5Yr IO	115	34,816,605.13	3.41	642	85.45	7.590	98.78
Fixed - 15Yr	10	1,270,017.03	0.12	589	73.05	8.738	100.00
Fixed - 20Yr	13	1,313,422.36	0.13	602	72.08	8.253	82.92
Fixed - 30Yr	811	105,718,151.10	10.35	612	82.25	8.655	92.97
Fixed - 30Yr - 40Yr Dual	108	32,028,090.12	3.14	612	82.26	7.876	99.05
Fixed - 30Yr - 5Yr IO	32	10,162,550.41	1.00	640	85.09	7.591	100.00
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Credit Grade	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	4,292	$994,517,915.38	97.39%	618	83.18%	8.334%	92.20%
2	64	11,746,423.44	1.15	596	84.25	8.859	93.56
3	23	5,799,179.66	0.57	552	76.26	8.547	93.87
4	50	8,658,754.79	0.85	549	70.06	9.091	100.00
5	1	431,692.29	0.04	604	80.00	7.250	100.00
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

Lien Position	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
1	4,211	$1,009,483,698.31	98.86%	616	82.84%	8.309%	92.21%
2	219	11,670,267.25	1.14	638	99.97	11.655	100.00
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%

DTI	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% of Owner Occupied By Balance
0.01 - 5.00	22	$5,877,939.44	0.58%	644	89.26%	8.374%	36.10%
5.01 - 10.00	29	6,402,344.67	0.63	633	85.77	8.504	58.96
10.01 - 15.00	43	8,307,713.58	0.81	629	83.86	8.592	67.94
15.01 - 20.00	88	16,140,775.03	1.58	627	82.37	8.497	66.36
20.01 - 25.00	168	31,678,335.37	3.10	612	82.23	8.570	74.15
25.01 - 30.00	304	59,899,892.34	5.87	608	81.10	8.419	87.33
30.01 - 35.00	437	90,588,779.15	8.87	625	84.13	8.431	88.40
35.01 - 40.00	754	172,691,878.97	16.91	621	82.72	8.258	93.26
40.01 - 45.00	997	239,415,418.41	23.45	622	83.16	8.323	95.87
45.01 - 50.00	1,488	365,418,374.67	35.78	613	83.96	8.333	95.81
50.01 - 55.00	100	24,732,513.93	2.42	557	70.17	8.434	95.54
Total:	4,430	$1,021,153,965.56	100.00%	616	83.04%	8.347%	92.29%
Minimum: 1.00 Max DTI: 55.00 nzwa DTI: 40.85

Disclaimer The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an ofer to sell or a solicitation of an offer to buy these securities in any state where such ofer, solicitation or sale is not permited.The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any `indications of interest° expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your ofer to purchase securities at any time prior to our acceptance of your offer.Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an ofer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

11 Madison Avenue

Nov 2, 2006 09:49

Page 8 of 8 New York, New York 10010

www.credit_suisse.com